2024 Third Quarter Results Earnings Presentation

GCM GROSVENOR | 2 GCM Grosvenor Reports Q3 2024 Results CHICAGO, November 8, 2024 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported results for the third fiscal quarter ended September 30, 2024. Dividend GCM Grosvenor's Board of Directors approved a $0.11 per share dividend payable on December 16, 2024 to shareholders on record December 2, 2024. Conference Call Management will host a webcast and conference call at 10:00 a.m. ET today to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public- shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register. The call can also be accessed by dialing (888) 256-1007 / (929) 477-0448 and using the passcode: 8009777. About GCM Grosvenor GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $80 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform. GCM Grosvenor’s experienced team of approximately 550 professionals serves a global client base of institutional and individual investors. The firm is headquartered in Chicago, with offices in New York, Toronto, London, Frankfurt, Tokyo, Hong Kong, Seoul and Sydney. For more information, visit: www.gcmgrosvenor.com. “We're pleased with the strong momentum in our business, which was demonstrated in our results this quarter," said Michael Sacks, Chairman and Chief Executive Officer of GCM Grosvenor. "Year-to-date our fundraising increased 34%, and year-to-date GAAP Net Income, Fee-Related Earnings and Adjusted Net Income increased 16%, 18% and 24%, respectively."

GCM GROSVENOR | 3 THIS PRESENTATION CONTAINS CERTAIN FORWARD- LOOKING STATEMENTS within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward- looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K filed by GCM Grosvenor Inc. on February 29, 2024 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward- looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Forward Looking Statements Media Contacts Tom Johnson and Abigail Ruck H/Advisors Abernathy tom.johnson@h-advisors.global/ abigail.ruck@h-advisors.global 212-371-5999 Public Shareholders Contact Stacie Selinger Head of Investor Relations sselinger@gcmlp.com 312-506-6583

Third Quarter 2024 Results

- **Raised $4.8 billion** of new capital year-to-date, an **increase of 34%** compared to prior year-to-date. **Raised $1.4 billion** of new capital in the third quarter 2024.
- **Solid financial results year-to-date**
  - Year-to-date 2024 **GAAP Net Income attributable to GCM Grosvenor Inc.** was $11.1 million
  - Year-to-date 2024 **Fee-Related Earnings increased 18%** compared to prior year YTD
  - Year-to-date 2024 **Adjusted Net Income[3 4] increased 24%** compared to prior year YTD

$bn	SEPTEMBER 30, 2023	SEPTEMBER 30, 2024	% CHANGE VS Q3 23
AUM	$ 76.0	$ 79.6	5 %
FPAUM	61.0	63.7	5 %
Private Markets FPAUM	39.6	42.3	7 %
Absolute Return Strategies FPAUM	21.4	21.5	— %
CNYFPAUM[1]	7.1	7.9	11 %

$mm	THREE MONTHS ENDED SEPTEMBER 30, 2024	% CHANGE VS QTD Q3 23	NINE MONTHS ENDED SEPTEMBER 30, 2024	% CHANGE VS YTD Q3 23
GAAP Revenue	$ 122.9	1 %	$ 348.8	6 %
GAAP net income attributable to GCM Grosvenor Inc.	4.2	(30)%	11.1	16 %
Earnings per share of Class A common stock - Diluted	0.03	(25)%	(0.06)	(79)%
Fee-Related Revenue[2]	96.2	5 %	288.5	6 %
Private Markets Management Fees[2]	57.9	6 %	172.3	8 %
Absolute Return Strategies Management Fees[2]	37.2	2 %	111.2	1 %
Fee-Related Earnings	39.8	9 %	117.2	18 %
Adjusted EBITDA[3]	48.4	11 %	136.2	21 %
Adjusted Net Income[3 4]	31.4	11 %	88.0	24 %
Adjusted Net Income Per Share - Diluted	0.16	7 %	0.46	21 %

1-4. See Notes towards the end of the document.

GCM GROSVENOR | 4

GCM GROSVENOR | 5 Adjusted Earnings Fee-Related Earnings (mm) Adjusted EBITDA (mm) Adjusted Net Income (mm) Longer-Term Trends $91.0 $120.5 91.0 120.5 2020 LTM $95.1 $157.5 2020 LTM $147.0 $185.9 2020 LTM 26% 32% 66% $28.4 $31.4 28.4 31.4 Q3 2023 Q3 2024 $36.4 $39.8 Q3 2023 Q3 2024 $43.6 $48.4 Q3 2023 Q3 2024 11% 11%9%

GCM GROSVENOR | 6 Growth in Key Business Drivers December 31, 2020 September 30, 2024 Growing Earnings Power $62bn $80bn AUM Private Markets Growing as a Percentage 54% 66% Private Markets % of FPAUM Shifting Towards Direct- Oriented Strategies 39% 51% Direct-Oriented Strategies % of Private Markets AUM Operating Leverage in Business 31% 41% LTM FRE Margin Carried Interest Earnings Potential Increasing $133mm $388mm Firm Share of Carried Interest Balance

Key Long-Term Growth Drivers

1. Scaling Core Capabilities

Client Retention & Compound Capital

Approximately **90%** Private Markets Re-Up Rate[7]

Opportunity to Grow Absolute Return Strategies FPAUM From Compounding

Expand Client Relationships

Approximately **50%** Of top clients are invested in more than 1 vertical[8]

Scale Specialized Funds

+58% Specialized Fund AUM growth since end of 2020

2. Planting Seeds for Future Growth[9]

Individual Investor

$3.1bn Raised in individual investor channel since 2020

Real Assets

$13.7bn Raised for real assets since 2020

Direct-Oriented Strategies

$16.1bn Raised for direct-oriented strategies since 2020

3. Improving Earnings Quality and Power

Business Shifting Towards Private Markets

66% Private Markets % of FPAUM

Margin Expansion

~1,100bps LTM Q3'24 vs. YTD 2020 FRE margin expansion

Growth in Incentive Fee Opportunity

$816mm Carried interest balance[5]

$30mm Run-rate annual performance fees[6]

5-9. See Notes towards the end of the document.

GCM GROSVENOR | 7

Individual Investor is a Substantial Market Opportunity

Individuals Represent **$150 trillion** **~50%** of Global AUM	Significantly Under Allocated, Relative to Institutions

Global AUM by Investor Type (tn)


Institutions
$145T
Private Wealth
$150T

Average Allocation to Alternatives


20-25%
20-25%
Represents trillions of under-allocation
<5%
Public Pensions
Sovereign Wealth Funds
Individuals (under $30M)

Data source: Bain Global Private Equity Report 2023.

GCM GROSVENOR | 8

GCM GROSVENOR | 9 Delivering an Institutional Experience to Individuals $0.8 $1.8 $2.4 $2.7 $3.1 2020 2021 2022 2023 2024 YTD Growth of GCMG's Individual Investor Presence Since 2020 Cumulative fundraising for individual investor channel (bn) GCMG's Individual Investor Fundraising Since 2020 57% Absolute Return 43% Private Markets 58% Americas 23% EMEA 19% Asia Pacific

GCM GROSVENOR | 10 > Single Investor Funds > Single Advisor Funds > Specialized Funds Closed-end private market funds Absolute Return Strategies registered funds Private Markets registered funds • Private Equity • Infrastructure Significant Breadth and Depth of Capabilities Institutional-Quality Product Suite Tailored for Individual Investors

GCM GROSVENOR | 11 53 Years of Alternative Asset Management Investing Real Estate $6.1bn Absolute Return $22.8bn Private Equity $30.6bn Sustainable / Impact $27.6bn Alternative Credit $14.1bn Infrastructure $14.8bn 10-11. See Notes towards the end of the document. $80bn AUM11 1971 72% 549 180 First year in business of AUM in customized separate accounts Employees10 Investment professionals10 SEEDING/ STAKES DIRECT PRIMARY SECONDARY CO-INVEST

GCM GROSVENOR | 12 Growing and Diversifying AUM and Earnings Power $61.9 $72.1 $73.7 $76.9 $79.6 $4.7 $6.2 $5.0 $5.1 $5.3 $25.2 $26.6 $23.0 $22.4 $22.8 $9.2 $13.1 $16.6 $20.0 $20.9 $22.8 $26.2 $29.1 $29.4 $30.6 Private Equity Real Assets Absolute Return Strategies Other Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q3 2024 8% Private Equity CAGR (3)% Absolute Return Strategies CAGR 24% Real Assets CAGR AUM by Strategy (bn) 12. Other includes alternative credit and opportunistic strategies and is included in private markets CAGR. 7% CAGR 12% Private Markets CAGR 12 12

GCM GROSVENOR | 13 Diversified Fundraising Drives Stability & Growth $7.0 $9.4 $7.8 $5.1 $6.3 $1.4 $1.0 $0.5 $0.2 $1.1 $1.4 $1.9 $0.5 $0.5 $1.0 $0.9 $1.6 $0.9 $0.6 $1.2 $3.5 $2.1 $2.7 $1.2 $3.0 $2.1 $3.1 $0.8 $2.4 Private Equity Infrastructure Real Estate Absolute Return Strategies Alternative Credit and Other 2020 2021 2022 2023 LTM 13. Other includes opportunistic strategies. 54% Pensions 7% Corporation 16% Government/Sovereign Entity 8% Individual Investor 5% Financial Institutions 3% Insurance 7% Other 65% Americas 14% EMEA 21% APAC LTM Fundraising LTM Fundraising 13 Diversified by Strategy Diversified by Channel Diversified by Geography (bn) $1.4bn Q3 2024 Fundraising

GCM GROSVENOR | 14 Customized Separate Accounts are Highly Valuable 14-16. See Notes toward the end of the document. Note: Illustrative client relationship assumes $100M initial account size and charged on scheduled ramp in and ramp down of capital. Assumes the client re- ups every fourth year and each subsequent account size increases by 25% (28% average size increase * 90% re-up success rate). FPAUM schedule for each account as a percentage of the total account size: Year 1: 33%, Year 2: 67%, Year 3: 100%, Year 4: 100%, Year 5: 95%, Year 6: 90%, Year 7: 85%, Year 8: 80%, Year 9: 75%, Year 10: 70%, Year 11: 60%, Year 12: 50%. YEARS FP A U M ($ M ) First Sale Second Sale Third Sale Fourth Sale 1 2 3 4 5 6 7 8 9 10 11 12 0 100 200 300 400 500 600 90% average re-up rate on initial sale 28% average size increase on each re-up Sticky Relationships 15 years average relationship across top 25 clients by AUM Illustrative client relationship assuming $100M initial account size 14 15 16

GCM GROSVENOR | 15 $3,879 $4,808 $5,234 $7,402 $8,758 $9,816 $11,054 $2,232 $2,129 $1,858 $1,615 $1,285 $965 $567 $403 CIS MAC GSF IAF GCF Advance Elevate Private Credit funds 2018 2019 2020 2021 2022 2023 Through Q3 2024 Scaling and expanding private market specialized fund franchises Cumulative selected private market specialized fund closings (mm) Private Markets Specialized Fund Franchises Funds currently in market Name Asset Class Investment Implementation Co-Investment Opportunities III (GCF III) Private equity Co-investments Elevate Fund (Elevate) Private equity Seeding Infrastructure Advantage Fund II (IAF II) Infrastructrue Direct investments Private Credit funds Private credit Co-investments, Secondaries, Primary Advance Fund II (Advance II) Private equity Primaries, co-investments and secondaries 17 17. See Notes towards the end of the document.

GCM GROSVENOR | 16 $149.3 $169.4 $193.6 $213.7 $224.4 2020 2021 2022 2023 LTM 18. Excludes catch up management fees and fund reimbursement revenue. 12% CAGR Growing Private Markets Business Private Markets Management Fees18 (mm) 66% Private Markets % of Total FPAUM $57bn Private Markets Total AUM $18bn Private Markets Fundraising in Last Three Years

GCM GROSVENOR | 17 133 339 388 262 362 428 Firm Share of Carried Interest Non-Firm Share of Carried Interest 5. Represents consolidated view, including all NCI and compensation related awards. Unrealized carried interest at net asset value as of Q3 2024 143 programs with unrealized carried interest Unrealized Carried Interest by Vintage Year (mm)5 $ million 48% Firm Share 34% Firm Share Gr wing Carried Interest Earnings Power Total carried interest continues to experience strong growth, and the firm is keeping a larger share of that carry Unrealized carried interest bridge (mm) $118 $139 $559 26 60 302 92 79 257 Firm Share of Carried Interest by Vintage Year 2013 or Earlier 2014-2016 2017+ 43% Firm Share 54% Firm Share 22% Firm Share Q4 2020 Additions Realizations Q3 2024 $395 +$701 ($280) $816(84) (196)

GCM GROSVENOR | 18 $370 $395 $788 $789 $776 $816 Gross Unrealized Carried Interest $111.7 $173.9 $75.2 $64.9 $69.5 $52.8 $52.0 $2.6 $15.3 $27.2 $58.9 $121.9 $72.6 $49.6 $42.3 Performance Fees Carried Interest 2020 2021 2022 2023 LTM Significant Embedded Value From Incentive Fees Unrealized Carried Interest vs Gross Incentive Fees (mm) 5. Represents consolidated view, including all NCI and compensation related awards. 6. See Notes towards the end of the document. Note: Gross Incentive fees for the three and nine months ended September 30, 2024 are not a meaningful comparison given the general annual nature of performance fees. Incentive Fee Revenue has Been Muted Despite Growth in Unrealized Carry... ...and Incentive Fee Earnings Power is Growing with Shift Towards Direct- Oriented Strategies 5 2019 Q3 2024 AUM Subject to Incentive Fees (bn) $39.9 $49.9 $52.2 $56.1 $57.8 $14.4 $14.5 $12.4 $12.8 $13.6 $25.5 $35.4 $39.8 $43.3 $44.2 AUM Subject to Performance Fees AUM Subject to Carried Interest 2020 2021 2022 2023 Q3 2024 +10% CAGR $30mm Run-rate annual performance fees6 202320222021 2020

GCM GROSVENOR | 19 Diverse Managers Energy Transition / Climate Essential Social Services Workforce Standards / Labor Impact Regionally Targeted / Inclusive Finance Other Sustainable Investments $15.7 bn $1.6 bn$7.8 bn $2.4 bn $0.7 bn$5.6 bn Growth in Sustainable and Impact Investments19 19-20. See Notes towards the end of the document. $28bn Sustainable Investing AUM20 Specialized Funds Customized Impact Solutions We work closely with clients to design and implement flexible solutions tailored to the themes most relevant to our clients and implement through a variety of investment types. Advance Fund II Infrastructure Advantage Fund II Elevate Fund

GCM GROSVENOR | 20 21. Reflects GAAP cash including $18 million of cash held at consolidated carry plan entities. 22. Represents firm share of Net Asset Value as of September 30, 2024. 23. Debt principal at pricing of Term SOFR + 225bps as of September 30, 2024, subject to a Term SOFR floor of 50bps. 24. Warrants strike at $11.50 and are subject to early redemption or exercise at $18.00 per share. • $32 million remained in the approved share and warrant repurchase program as of September 30, 2024. ◦ GCM Grosvenor was deemed to have repurchased $2.7 million of Class A common stock during the quarter ended September 30, 2024. • GCM Grosvenor's Board of Directors approved a $0.11 per share dividend payable on December  16, 2024 to shareholders on record December 2, 2024. SUMMARY OF OWNERSHIP AS OF 9/30/24 (mm) Shares % Management Owned Shares 144.2 76 % Publicly Traded Shares 44.9 24 % Total Shares 189.1 100 % Warrants Outstanding24 17.7 Other Key Items KEY CASH, INVESTMENT AND DEBT METRICS AS OF 9/30/24 ($mm) Cash and Cash Equivalents21 $ 98 Investments22 201 Cash and Investments 299 Unrealized Carried Interest22 388 Cash, Investments and Unrealized Carried Interest22 687 Debt23 437 Drawn Revolving Credit Facility ($50 million available) 0

GCM GROSVENOR | 21 Supplemental Information

GAAP Statements of Income

$000, EXCEPT PER SHARE AMOUNTS AND WHERE OTHERWISE NOTED	THREE MONTHS ENDED		NINE MONTHS ENDED	
	SEP 30, 2023	SEP 30, 2024	SEP 30, 2023	SEP 30, 2024
Revenues				
Management fees	$ 94,573	$ 98,537	$ 280,382	$ 294,265
Incentive fees	26,073	23,304	44,884	49,459
Other operating income	1,068	1,090	3,177	5,027
Total operating revenues	121,714	122,931	328,443	348,751
Expenses				
Employee compensation and benefits	76,413	73,317	277,505	240,919
General, administrative and other	21,397	24,617	75,902	77,960
Total operating expenses	97,810	97,934	353,407	318,879
Operating income (loss)	23,904	24,997	(24,964)	29,872
Investment income	2,656	2,677	11,089	9,644
Interest expense	(5,688)	(5,918)	(18,025)	(17,975)
Other income	439	531	1,611	1,478
Change in fair value of warrant liabilities	(352)	(6,966)	2,322	(9,290)
Net other expense	(2,945)	(9,676)	(3,003)	(16,143)
Income (loss) before income taxes	20,959	15,321	(27,967)	13,729
Provision for income taxes	3,339	3,190	5,811	7,544
Net income (loss)	17,620	12,131	(33,778)	6,185
Less: Net income attributable to noncontrolling interests in subsidiaries	1,337	692	5,506	1,093
Less: Net income (loss) attributable to noncontrolling interests in GCMH	10,385	7,283	(48,800)	(5,988)
Net income attributable to GCM Grosvenor Inc.	$ 5,898	$ 4,156	$ 9,516	$ 11,080
Earnings (loss) per share of Class A common stock:				
Basic	$ 0.14	$ 0.09	$ 0.22	$ 0.25
Diluted	$ 0.04	$ 0.03	$ (0.28)	$ (0.06)
Weighted average shares of Class A common stock outstanding:				
Basic (in millions)	43.5	45.2	43.2	44.6
Diluted (in millions)	188.0	190.6	187.4	188.8

GCM GROSVENOR | 22

Summary of Non-GAAP Financial Measures[3]

$000, except per share amounts and where otherwise noted

	THREE MONTHS ENDED		NINE MONTHS ENDED	
ADJUSTED EBITDA	SEP 30, 2023	SEP 30, 2024	SEP 30, 2023	SEP 30, 2024
Revenues				
Private markets strategies[2]	$ 54,497	$ 57,904	$ 159,277	$ 172,288
Absolute return strategies[2]	36,418	37,160	110,306	111,225
Management fees, net[2]	90,915	95,064	269,583	283,513
Administrative fees and other operating income	1,068	1,090	3,177	5,027
Fee-Related Revenue[2]	**91,983**	**96,154**	**272,760**	**288,540**
Less:				
Cash-based employee compensation and benefits, net[25]	(38,027)	(36,989)	(116,409)	(112,079)
General, administrative and other, net[26]	(17,519)	(19,337)	(56,741)	(59,260)
Fee-Related Earnings	**36,437**	**39,828**	**99,610**	**117,201**
Fee-Related Earnings Margin	***40%***	***41%***	***37 %***	***41 %***
Incentive fees:				
Performance fees	661	2,745	1,174	13,078
Carried interest	25,412	20,559	43,710	36,381
Incentive fee related compensation and NCI:				
Cash-based incentive fee related compensation	(4,712)	(6,528)	(7,177)	(15,977)
Carried interest compensation, net[27]	(14,216)	(10,550)	(24,931)	(19,906)
Carried interest attributable to noncontrolling interests	(1,385)	(883)	(4,003)	(1,934)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[28]	554	1,961	1,393	4,405
Interest income	433	818	1,516	1,974
Other (income) expense	6	(287)	95	(339)
Depreciation	370	717	1,069	1,337
Adjusted EBITDA	**43,560**	**48,380**	**112,456**	**136,220**
Adjusted EBITDA Margin	***37%***	***40%***	***35 %***	***40 %***
ADJUSTED NET INCOME PER SHARE				
Adjusted EBITDA	**43,560**	**48,380**	**112,456**	**136,220**
Depreciation	(370)	(717)	(1,069)	(1,337)
Interest expense	(5,688)	(5,918)	(18,025)	(17,975)
Adjusted Pre-Tax Income	**37,502**	**41,745**	**93,362**	**116,908**
Adjusted income taxes[4]	(9,075)	(10,311)	(22,593)	(28,876)
Adjusted Net Income	**28,427**	**31,434**	**70,769**	**88,032**
Adjusted shares outstanding (in millions)	188.0	190.6	188.1	190.3
Adjusted Net Income per Share - diluted	**$ 0.15**	**$ 0.16**	**$ 0.38**	**$ 0.46**

2-4, 25-28. See Notes towards the end of the document.

GCM GROSVENOR | 23

GCM GROSVENOR | 24 $000, except per share amounts and where otherwise noted DEC 31, 2023 SEP 30, 2024 Assets Cash and cash equivalents $ 44,354 $ 98,447 Management fees receivable 24,996 20,707 Incentive fees receivable 27,371 26,292 Due from related parties 13,581 7,399 Investments 240,202 250,940 Premises and equipment, net 7,378 21,536 Lease right-of-use assets 38,554 42,538 Intangible assets, net 2,627 1,642 Goodwill 28,959 28,959 Deferred tax assets, net 58,298 53,609 Other assets 18,623 22,973 Total assets 504,943 575,042 Liabilities and Equity (Deficit)   Accrued compensation and employee related obligations 98,561 85,465 Debt 384,727 432,938 Payable to related parties pursuant to the tax receivable agreement 53,759 53,808 Lease liabilities 41,481 54,590 Warrant liabilities 6,431 15,721 Accrued expenses and other liabilities 31,213 45,565 Total liabilities 616,172 688,087 Commitments and contingencies   Preferred stock, $0.0001 par value, 100,000,000 shares authorized, none issued — — Class A common stock, $0.0001 par value, 700,000,000 authorized; 42,988,563 and 44,885,521 issued and outstanding as of December 31, 2023 and September 30, 2024, respectively 4 4 Class B common stock, $0.0001 par value, 500,000,000 authorized, none issued — — Class C common stock, $0.0001 par value, 300,000,000 authorized; 144,235,246 issued and outstanding as of each of December 31, 2023 and September 30, 2024 14 14 Additional paid-in capital 1,936 5,313 Accumulated other comprehensive income 2,630 156 Retained earnings (32,218) (37,366) Total GCM Grosvenor Inc. deficit (27,634) (31,879) Noncontrolling interests in subsidiaries 59,757 53,472 Noncontrolling interests in GCMH (143,352) (134,638) Total deficit (111,229) (113,045) Total liabilities and equity (deficit) $ 504,943 $ 575,042 GAAP Balance Sheets

GCM GROSVENOR | 25 $000 THREE MONTHS ENDED NINE MONTHS ENDED SEP 30, 2023 JUN 30, 2024 SEP 30, 2024 SEP 30, 2023 SEP 30, 2024 Fee-Related Earnings Compensation Cash-based employee compensation and benefits, net25 $ 38,027 $ 38,103 $ 36,989 $ 116,409 $ 112,079 Incentive Fee Related Compensation Cash-based incentive fee related compensation 4,712 5,260 6,528 7,177 15,977 Carried interest compensation, net27 14,216 6,805 10,550 24,931 19,906 Non-cash carried interest compensation and other (439) 55 1,488 (37) 1,534 Equity-Based Compensation Equity-based compensation 3,437 5,335 3,908 33,045 34,713 Other Compensation Partnership interest-based compensation 14,958 11,588 13,435 89,182 55,025 Severance 1,121 630 329 5,883 1,245 Other non-cash compensation 381 179 90 915 440 GAAP employee compensation and benefits $ 76,413 $ 67,955 $ 73,317 $ 277,505 $ 240,919 25, 27. See Notes towards the end of the document. Components of GAAP Employee Compensation and Benefits

GCM GROSVENOR | 26 $000 THREE MONTHS ENDED NINE MONTHS ENDED NET INCENTIVE FEES ATTRIBUTED TO GCM GROSVENOR SEP 30, 2023 JUN 30, 2024 SEP 30, 2024 SEP 30, 2023 SEP 30, 2024 Incentive fees: Performance fees $ 661 $ 4,346 $ 2,745 $ 1,174 $ 13,078 Carried interest 25,412 11,691 20,559 43,710 36,381 Total Incentive Fees $ 26,073 $ 16,037 $ 23,304 $ 44,884 $ 49,459 Less incentive fees contractually owed to others:         Cash carried interest compensation (13,777) (6,860) (12,038) (24,894) (21,440) Non-cash carried interest compensation and other (439) 55 1,488 (37) 1,534 Carried interest attributable to other noncontrolling interest holders (1,385) (466) (883) (4,003) (1,934) Firm share of incentive fees 10,472 8,766 11,871 15,950 27,619 Less: Cash-based incentive fee related compensation (4,712) (5,260) (6,528) (7,177) (15,977) Net incentive fees attributable to GCM Grosvenor $ 5,760 $ 3,506 $ 5,343 $ 8,773 $ 11,642 Reconciliation to Non-GAAP Metrics

Reconciliation to Non-GAAP Metrics

$000	THREE MONTHS ENDED			NINE MONTHS ENDED	
ADJUSTED PRE-TAX INCOME & ADJUSTED NET INCOME	SEP 30, 2023	JUN 30, 2024	SEP 30, 2024	SEP 30, 2023	SEP 30, 2024
Net income attributable to GCM Grosvenor Inc.	**$ 5,898**	**$ 4,800**	**$ 4,156**	**$ 9,516**	**$ 11,080**
Plus:					
Net income (loss) attributable to noncontrolling interests in GCMH	10,385	9,062	7,283	(48,800)	(5,988)
Provision for income taxes	3,339	3,244	3,190	5,811	7,544
Change in fair value of warrant liabilities	352	180	6,966	(2,322)	9,290
Amortization expense	328	329	328	985	985
Severance	1,121	630	329	5,883	1,245
Transaction expenses[29]	(441)	3,103	1,320	6,318	4,479
Loss on extinguishment of debt	—	157	—	—	157
Changes in tax receivable agreement liability and other[30]	335	893	160	803	2,056
Partnership interest-based compensation	14,958	11,588	13,435	89,182	55,025
Equity-based compensation	3,437	5,335	3,908	33,045	34,713
Other non-cash compensation	381	179	90	915	440
Less:					
Unrealized investment income, net of noncontrolling interests	(2,152)	(530)	(908)	(7,937)	(5,652)
Non-cash carried interest compensation and other	(439)	55	1,488	(37)	1,534
Adjusted Pre-Tax Income	**37,502**	**39,025**	**41,745**	**93,362**	**116,908**
Less:					
Adjusted income taxes[4]	(9,075)	(9,639)	(10,311)	(22,593)	(28,876)
Adjusted Net Income	**$ 28,427**	**$ 29,386**	**$ 31,434**	**$ 70,769**	**$ 88,032**

4, 29-30. See Notes towards the end of the document.

GCM GROSVENOR | 27

Reconciliation to Non-GAAP Metrics

$000	THREE MONTHS ENDED			NINE MONTHS ENDED	
ADJUSTED EBITDA	SEP 30, 2023	JUN 30, 2024	SEP 30, 2024	SEP 30, 2023	SEP 30, 2024
Adjusted Net Income	**$ 28,427**	**$ 29,386**	**$ 31,434**	**$ 70,769**	**$ 88,032**
Plus:					
Adjusted income taxes[4]	9,075	9,639	10,311	22,593	28,876
Depreciation expense	370	315	717	1,069	1,337
Interest expense	5,688	6,134	5,918	18,025	17,975
Adjusted EBITDA	**$ 43,560**	**$ 45,474**	**$ 48,380**	**$ 112,456**	**$ 136,220**
FEE-RELATED EARNINGS					
Adjusted EBITDA	**43,560**	**45,474**	**48,380**	**112,456**	**136,220**
Less:					
Incentive fees	(26,073)	(16,037)	(23,304)	(44,884)	(49,459)
Depreciation expense	(370)	(315)	(717)	(1,069)	(1,337)
Other non-operating income	(439)	(551)	(531)	(1,611)	(1,635)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[28]	(554)	(1,853)	(1,961)	(1,393)	(4,405)
Plus:					
Incentive fee-related compensation	18,928	12,065	17,078	32,108	35,883
Carried interest attributable to other noncontrolling interest holders	1,385	466	883	4,003	1,934
Fee-Related Earnings	**$ 36,437**	**$ 39,249**	**$ 39,828**	**$ 99,610**	**$ 117,201**
FEE-RELATED REVENUE					
Total Operating Revenues	**$ 121,714**	**$ 116,954**	**$ 122,931**	**$ 328,443**	**$ 348,751**
Less:					
Incentive fees	(26,073)	(16,037)	(23,304)	(44,884)	(49,459)
Fund reimbursement revenue	(3,658)	(3,346)	(3,473)	(10,799)	(10,752)
Fee-Related Revenue	**$ 91,983**	**$ 97,571**	**$ 96,154**	**$ 272,760**	**$ 288,540**

4, 28. See Notes towards the end of the document.

GCM GROSVENOR | 28

GCM GROSVENOR | 29 $000, except per share amounts and where otherwise noted THREE MONTHS ENDED NINE MONTHS ENDED ADJUSTED NET INCOME PER SHARE SEP 30, 2023 JUN 30, 2024 SEP 30, 2024 SEP 30, 2023 SEP 30, 2024 Adjusted Net Income $ 28,427 $ 29,386 $ 31,434 $ 70,769 $ 88,032 Weighted-average shares of Class A common stock outstanding - basic (in millions) 43.5 44.9 45.2 43.2 44.6 Exchange of partnership units (in millions) 144.2 144.2 144.2 144.2 144.2 Assumed vesting of RSUs - incremental shares under the treasury stock method (in millions) 0.3 1.0 1.2 — — Weighted-average shares of Class A common stock outstanding - diluted (in millions) 188.0 190.2 190.6 187.4 188.8 Effective RSUs, if antidilutive for GAAP (in millions) — — — 0.6 1.5 Adjusted shares - diluted (in millions) 188.0 190.2 190.6 188.0 190.3       Adjusted Net Income Per Share - diluted $ 0.15 $ 0.15 $ 0.16 $ 0.38 $ 0.46 Note: Amounts may not foot due to rounding. Reconciliation to Adjusted Net Income Per Share

GCM GROSVENOR | 30 $mm PRIVATE MARKET STRATEGIES ABSOLUTE RETURN STRATEGIES TOTAL FPAUM CONTRACTED NOT YET FPAUM TOTAL AUM Fee-Paying AUM Beginning of Period (July 1, 2024) $ 41,782 $ 21,446 $ 63,228 $ 7,324   $ 78,703 Contributions from CNYFPAUM 486 11 497   Contributions from New Capital Raised 431 158 589   Withdrawals (21) (364) (385)   Distributions (312) (56) (368)   Change in Market Value 48 266 314   Foreign Exchange and Other (147) (6) (153)   End of Period Balance (September 30, 2024) $ 42,267 $ 21,455 $ 63,722 $ 7,858   $ 79,563 % Change 1% 0% 1% $ 7%   1 % Three Months Ended September 30, 2024 Change in FPAUM and AUM $mm PRIVATE MARKET STRATEGIES ABSOLUTE RETURN STRATEGIES TOTAL FPAUM CONTRACTED NOT YET FPAUM TOTAL AUM Fee-Paying AUM Beginning of Period (January 1, 2024) $ 40,269 $ 21,414 $ 61,683 $ 7,304   $ 76,908 Contributions from CNYFPAUM 1,873 48 1,921   Contributions from New Capital Raised 1,481 759 2,240   Withdrawals (51) (2,126) (2,177)   Distributions (796) (206) (1,002)   Change in Market Value 179 1,628 1,807   Foreign Exchange and Other (688) (62) (750)   End of Period Balance (September 30, 2024) $ 42,267 $ 21,455 $ 63,722 $ 7,858   $ 79,563 % Change 5% 0% 3% 8%   3 % Nine Months Ended September 30, 2024

Management Fee Detail[2]

$000	THREE MONTHS ENDED			NINE MONTHS ENDED	
MANAGEMENT FEES	SEP 30, 2023	JUN 30, 2024	SEP 30, 2024	SEP 30, 2023	SEP 30, 2024
Private Markets					
Specialized Funds	$ 21,117	$ 24,324	$ 22,913	$ 60,489	$ 68,238
Average Fee Rate[31]	*0.79 %*	*0.79 %*	*0.78 %*	*0.79 %*	*0.79 %*
Customized Separate Accounts	33,380	34,483	34,991	98,788	104,050
Average Fee Rate	*0.46 %*	*0.46 %*	*0.46 %*	*0.46 %*	*0.46 %*
Private Markets Management Fees	**54,497**	**58,807**	**57,904**	**159,277**	**172,288**
Average Fee Rate - Private Markets[31]	*0.54 %*	*0.54 %*	*0.54 %*	*0.55 %*	*0.55 %*
Absolute Return Strategies Management Fees	**36,418**	**37,690**	**37,160**	**110,306**	**111,225**
Average Fee Rate - Absolute Return Strategies (Management Fee Only)	*0.68 %*	*0.69 %*	*0.69 %*	*0.68 %*	*0.68 %*
Average Fee Rate - Absolute Return Strategies (Actual Management Fee + Run Rate Performance Fee at End of Period)[32]	*0.77 %*	*0.81 %*	*0.82 %*	*0.77 %*	*0.81 %*

2. Excludes fund reimbursement revenue.
31. Average fee rate excludes effect of catch-up management fees.
32. The run rate on annual performance fees reflects potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation. The metric is calculated as the actual management fees during the period, plus the run rate performance fee from the end of the period, divided by the average fee-paying AUM over the period.

GCM GROSVENOR | 31

Private Markets Strategies Performance Metrics

Realized and Partially Realized Investments ($mm)

STRATEGY	COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTEMNT NET IRR	PME IRR	PME INDEX
Private Equity								
Primary Fund Investments[33]	$ 13,898	$ 15,129	$ 25,131	$ 2,538	1.83	13.6 %	9.9 %	S&P 500
Secondary Investments[34]	558	489	640	184	1.69	18.3 %	12.0 %	S&P 500
Co-Investments/Direct Investments[35]	3,594	3,431	5,835	1,410	2.11	21.5 %	15.2 %	S&P 500
Infrastructure[36]								
Primary Fund Investments[36]	321	357	469	163	1.77	12.3 %	6.5 %	MSCI World Infrastructure
Direct-Oriented Investments[36]	2,570	2,546	3,668	967	1.82	14.8 %	6.8 %	MSCI World Infrastructure
Real Estate[37]	776	799	1,032	65	1.37	13.9 %	10.1 %	FNERTR Index
Sustainable and Impact Investments								
Diverse Managers[38]	2,814	2,962	4,380	1,907	2.12	21.8 %	14.1 %	S&P 500
Infrastructure Advantage Strategy	$ 133	$ 127	$ 155	$ 107	2.06	37.7 %	4.1 %	MSCI World Infrastructure

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through June 30, 2024. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

33-38. See Notes towards the end of the document.

GCM GROSVENOR | 32

Private Markets Strategies Performance Metrics

All Investments ($mm)

STRATEGY	COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTEMNT NET IRR	PME IRR	PME INDEX
Private Equity								
Primary Fund Investments[33]	$ 25,585	$ 24,027	$ 28,488	$ 10,691	1.63	12.6 %	11.0 %	S&P 500
Secondary Investments[34]	2,113	1,928	1,000	1,837	1.47	15.5 %	14.3 %	S&P 500
Co-Investments/Direct Investments[35]	8,187	7,763	6,100	7,297	1.73	17.5 %	14.8 %	S&P 500
Infrastructure[36]								
Primary Fund Investments[36]	3,767	2,733	1,030	2,415	1.26	8.8 %	5.7 %	MSCI World Infrastructure
Direct-Oriented Investments[36]	6,983	6,378	4,248	4,961	1.44	11.8 %	5.9 %	MSCI World Infrastructure
Real Estate[37]	4,855	3,692	1,789	2,447	1.15	7.1 %	4.8 %	FNERTR Index
Multi-Asset Class Programs	3,309	3,328	1,972	2,446	1.33	13.8 %	N/A	N/A
Sustainable and Impact Investments								
Diverse Managers[38]	12,179	10,146	6,088	10,047	1.59	16.9 %	14.4 %	S&P 500
Infrastructure Advantage Strategy	$ 952	$ 921	$ 223	$ 989	1.32	12.0 %	4.5 %	MSCI World Infrastructure

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through June 30, 2024. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

33-38. See Notes towards the end of the document.

GCM GROSVENOR | 33

GCM GROSVENOR | 34 AS OF SEP 30, 2024 THREE MONTHS ENDED ANNUALIZED RETURNS PERIODS ENDED SEP 30, 2024 Assets Under Management (bn) SEP 30, 2024 YEAR TO DATE ONE YEAR THREE YEAR FIVE YEAR SINCE INCEPTION Gross Net Gross Net Gross Net Gross Net Gross Net Gross Net Absolute Return Strategies (Overall) $ 22.8 2.0% 1.9% 8.3% 7.7% 11.6% 10.8% 3.4% 2.7% 6.7% 5.9% 6.9% 5.8 % GCMLP Diversified Multi- Strategy Composite $ 10.2 1.9% 1.8% 9.4% 8.7% 12.5% 11.7% 4.1% 3.3% 7.4% 6.6% 7.9% 6.6 % Note: Absolute Return Strategies (Overall) is since 1996. GCMLP Diversified Multi-Strategy Composite is since 1993. Absolute Return Strategies Performance

GCM GROSVENOR | 35 Data in the presentation is as of September 30, 2024 unless otherwise noted. 1. Of the $7.9 billion CNYFPAUM as of September 30, 2024, approximately $3.1 billion is subject to an agreed upon fee ramp in schedule that will result in management fees being charged on approximately $0.3 billion of such amount in the remainder of 2024, approximately $1.1 billion of such amount in 2025, and remaining approximately $1.7 billion in 2026 and beyond. With respect to approximately $4.8 billion of the $7.9 billion, management fees will be charged as such capital is invested, which will depend on a number of factors, including the availability of eligible investment opportunities. 2. Excludes fund reimbursement revenue. 3. Adjusted EBITDA and Adjusted Net Income per share are non-GAAP financial measures. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP metric. 4. Reflects a corporate and blended statutory tax rate of 24.7% and 24.2% applied to Adjusted Pre-Tax Income for the three and nine months ended September  30, 2024 and 2023, respectively. The 24.7% and 24.2% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 3.7% and 3.2%, respectively. 5. Represents consolidated view, including all NCI and compensation related awards. 6. Run-Rate Annual Performance Fees reflect the potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation. The majority of run-rate annual performance fees relate to ARS. 7. For Private Markets customized separate accounts from January 1, 2018 through September 30, 2024. 8. Based on 50 largest clients by AUM as of September 30, 2024. 9. Fundraising from December 31, 2020 through September 30, 2024. 10. Employee data as of October 1, 2024. Individuals with dual responsibilities are counted only once. 11. Sustainable / Impact and Alternative Credit Investments overlap with investments in other strategies. 14. Re-up % for Private Markets customized separate accounts from January 1, 2018 through September 30, 2024. 15. Average increase on each re-up for Private Markets customized separate accounts from January 1, 2018 through December 31, 2023. Updated annually. 16. Based on 25 largest clients firm-wide by AUM as of September 30, 2024 17. Cumulative selected private market specialized fund closings from 2008 to 2018 19. Sustainable and Impact Investments AUM as of September 30, 2024. AUM related to certain Sustainable and Impact investments includes mark-to-market changes for funds that charge management fees based on commitments. Such increases in AUM do not increase FPAUM or revenue. The data regarding sustainable themes presented above and otherwise contained herein is based on the assessment of each such investment by GCM Grosvenor investment team members. The relevant investments are placed into categories that are generally consistent with the categories presented in the UN PRI Impact Investing Market Map. Primary fund assessments are based on whether a significant part of the expected strategy of the primary fund falls into a sustainable category. Co-investment categorizations are based either on categories represented by the co-investment sponsor or the underlying portfolio company. Diverse Manager investments include investments managed by or sponsored by a diverse manager, based on GCM Grosvenor’s definition of a diverse manager, which is determined by thresholds of manager economic ownership by diverse parties (race, gender, sexual orientation, veterans, disabled persons). There is significant subjectivity in placing an investment in a particular category, and conventions and methodologies used by GCM Grosvenor in categorizing investments and calculating the data presented may differ from those used by other investment managers. Additional information regarding these conventions and methodologies is available upon request. 20. Some investments are counted in more than one sustainable category. 25. Excludes severance expenses of $1.1 million, $0.6 million and $0.3 million for the three months ended September 30, 2023, June 30, 2024 and September 30, 2024, respectively, and $5.9 million and $1.2 million for the nine months ended September 30, 2023 and September 30, 2024, respectively. Notes

Notes (Continued)

26. General, administrative and other, net is comprised of the following:

$000		THREE MONTHS ENDED		NINE MONTHS ENDED	
COMPONENTS OF GENERAL, ADMINISTRATIVE AND OTHER, NET		SEP 30, 2023	SEP 30, 2024	SEP 30, 2023	SEP 30, 2024
General, administrative and other	$	(21,397)	$ (24,617)	$ (75,902)	$ (77,960)
Plus:					
Transaction expenses		(441)	1,320	6,318	4,479
Fund reimbursement revenue		3,658	3,473	10,799	10,752
Amortization expense		328	328	985	985
Non-core items		333	159	1,059	2,484
Total general, administrative and other, net	$	(17,519)	$ (19,337)	$ (56,741)	$ (59,260)

27. Excludes the impact of non-cash carried interest compensation and other of $0.4 million and $(1.5) million for the three months ended September 30, 2023 and 2024, respectively, and $(1.5) million for the nine months ended September 30, 2024. The net non-cash carried interest compensation and other for the nine months ended September 30, 2023 was de minimis.

28. Investment income or loss is generally realized when the Company redeems all or a portion of its investment or when the Company receives or is due cash, such as from dividends or distributions.

29. Represents 2023 and 2024 expenses incurred related to contemplated corporate transactions and 2024 expenses incurred related to a debt amendment and extension.

30. Includes $0.3 million, $0.9 million and $0.1 million of office relocation costs for the three months ended September 30, 2023, June 30, 2024 and September 30, 2024, respectively, and $0.3 million and $1.9 million for the nine months ended September 30, 2023 and 2024, respectively.

33. Reflects primary fund investments since 2000. Excludes certain private markets credit fund investments outside of private equity programs.

34. GCM Grosvenor established a dedicated private equity secondaries vertical in September 2014. Track record reflects all secondaries investments since the new vertical was formed.

35. GCM Grosvenor established a dedicated Private Equity Co-Investment Sub-Committee and adopted a more targeted, active co-investment strategy in December 2008. Track record reflects co-investments/direct investments made since 2009.

36. Reflects infrastructure investments since 2009, when we formalized our global approach and launched the first infrastructure specialized fund. Infrastructure investments exclude labor impact investments.

37. Reflects real estate investments since 2010. In 2010, GCM Grosvenor established a dedicated Real Estate team and adopted a more targeted, active real estate strategy.

38. Since 2007.

GCM GROSVENOR | 36

GCM GROSVENOR | 37 Adjusted Net Income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted Pre-Tax Income represents net income attributable to GCM Grosvenor Inc. including (a) net income (loss) attributable to GCMH, excluding (b) provision (benefit) for income taxes, (c) changes in fair value of derivatives and warrant liabilities, (d) amortization expense, (e) partnership interest-based and non-cash compensation, (f) equity-based compensation, including cash-settled equity awards (as we view the cash settlement as a separate capital transaction), (g) unrealized investment income, (h) changes in tax receivable agreement liability, (i) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions, employee severance, office relocation costs and loss on extinguishment of debt. Adjusted Net Income represents Adjusted Pre-Tax Income fully taxed at each period's blended statutory tax rate. Adjusted Net Income Per Share is a non-GAAP measure that is calculated by dividing Adjusted Net Income by adjusted shares outstanding. Adjusted shares outstanding assumes the hypothetical full exchange of limited partnership interests in GCMH into Class A common stock of GCM Grosvenor Inc., the dilution from outstanding warrants for Class A common stock of GCM Grosvenor Inc. and the dilution from outstanding equity-based compensation. We believe adjusted net income per share is useful to investors because it enables them to better evaluate per-share performance across reporting periods. Adjusted EBITDA is a non-GAAP measure which represents Adjusted Net Income excluding (a) adjusted income taxes, (b) depreciation and amortization expense and (c) interest expense on our outstanding debt. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of our total operating revenues, net of fund expense reimbursements. We believe Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EBITDA are useful to investors because they provide additional insight into the operating profitability of our core business across reporting periods. These measures (1) present a view of the economics of the underlying business as if GCMH Equityholders converted their interests to shares of Class A common stock and (2) adjust for certain non-cash and other activity in order to provide more comparable results of the core business across reporting periods. These measures are used by management in budgeting, forecasting and evaluating operating results. Fee-Related Revenue ("FRR") is a non-GAAP measure used to highlight revenues from recurring management fees and administrative fees. FRR represents total operating revenues less (a) incentive fees and (b) fund reimbursement revenue. We believe FRR is useful to investors because it provides additional insight into our relatively stable management fee base separate from incentive fee revenues, which tend to have greater variability. Fee-Related Earnings (“FRE”) is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. FRE represents Adjusted EBITDA further adjusted to exclude (a) incentive fees and related compensation and (b) other non-operating income, and to include depreciation expense. We believe FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business. FRE Margin represents FRE as a percentage of our management fee and other operating revenue, net of fund expense reimbursements. Net Incentive Fees Attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fees contractually owed to others and (b) cash-based incentive fee related compensation. Net incentive fees provide investors useful information regarding the amount that such fees contribute to the Company’s earnings and are used by management in making compensation and capital allocation decisions. Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators

GCM GROSVENOR | 38 Fee-Paying Assets Under Management (“FPAUM” or “Fee-Paying AUM") is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value. Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Contracted, Not Yet Fee-Paying AUM (“CNYFPAUM”) represents limited partner commitments which are expected to be invested and begin charging fees over the ensuing five years. New Capital Raised is new limited partner commitments where fees are charged immediately at the initial commitment date. Assets Under Management (“AUM”) reflects the sum of (a) FPAUM, (b) CNYFPAUM and (c) other mark-to-market, insider capital and non-fee-paying assets under management. GCM Grosvenor refers to the combined accounts of (a) Grosvenor Capital Management Holdings, LLLP ("LLLP" or "GCMH"), an Delaware limited liability limited partnership, and its consolidated subsidiaries and (b) GCM, L.L.C., a Delaware limited liability company. GCM Grosvenor Inc. is a Delaware corporation listed on the Nasdaq under the symbol "GCMG" NM Not Meaningful LTM Last Twelve Months Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators (continued)

GCM GROSVENOR | 39 Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation are not GAAP measures of GCM Grosvenor’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included elsewhere in this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non- recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries. This presentation includes certain projections of non-GAAP financial measures including fee-related earnings. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, GCM Grosvenor is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non GAAP financial measures is included. Share Repurchase Plan Authorization GCMG’s Board of Directors previously authorized a share repurchase plan, which may be used to repurchase outstanding Class A common stock and warrants in open market transactions, in privately negotiated transactions including with employees or otherwise, as well as to retire (by cash settlement or the payment of tax withholding amounts upon net settlement) equity-based awards granted under the Company’s Amended and Restated 2020 Incentive Award Plan (or any successor equity plan thereto). The Company is not obligated under the terms of plan to repurchase any of its Class A common stock or warrants, and the size and timing of these repurchases will depend on legal requirements, price, market and economic conditions and other factors. The plan has no expiration date and the plan may be suspended or terminated by the Company at any time without prior notice. Any outstanding shares of Class A common stock and any warrants repurchased as part of this plan will be cancelled. As of September 30, 2024, the total share repurchase plan authorization is $140.0 million. Disclosures